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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 11, 2005 relating to the financial statements and financial statement schedule (which expresses an unqualified opinion on Cinergy Corp.'s consolidated financial statements and includes an explanatory paragraph referring to Cinergy Corp.'s change effective in January 1, 2003 in its accounting method for asset retirement obligations; change effective January 1, 2003 in its accounting for stock based compensation; and change effective July 1, 2003 in its accounting for the consolidation of variable interest entities) and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Cinergy Corp. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in this Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
June 30, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM